                                                                     EXHIBIT 2.2


                              PLAN OF ARRANGEMENT

                               UNDER SECTION 182

                    OF THE ONTARIO BUSINESS CORPORATIONS ACT

                                       OF

                       SONIC ENVIRONMENTAL SYSTEMS, INC.,

                               SONIC CANADA, INC.

                                      AND

                          TURBOTAK TECHNOLOGIES, INC.
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                                   CONTENTS
                                   --------

ARTICLE I   - INTERPRETATION............................................  1

        1.1      Definitions............................................  1
        1.2      Sections and Headings..................................  7
        1.3      Number, Gender and Persons.............................  8
        1.4      Withholding Tax........................................  8

ARTICLE II - ARRANGEMENT................................................  8

        2.1      Arrangement............................................  8

ARTICLE III - RIGHTS OF DISSENT......................................... 10

        3.1      Rights of Dissent...................................... 10

ARTICLE IV - CERTIFICATES AND FRACTIONAL SHARES......................... 10

        4.1      Issuance of Certificates Representing
                 Exchangeable Shares.................................... 10
        4.2      Distributions with Respect to Unsurrendered
                 Certificates........................................... 11
        4.3      No Fractional Shares................................... 11
        4.4      Lost Certificates...................................... 12
        4.5      Extinguishment of Rights............................... 12

ARTICLE V   - CERTAIN RIGHTS OF SONIC TO ACQUIRE
                    EXCHANGEABLE SHARES................................. 13

        5.1      Sonic Retraction Call Right............................ 13
        5.2      Sonic Liquidation Call Right........................... 14
        5.3      Sonic Redemption Call Right............................ 16
        5.4      Consideration for Call Rights of Sonic................. 17
        5.5      Fractional Sonic Common Shares......................... 18
        5.6      Economic Equivalence................................... 18
        5.7      Capital Reorganization of Sonic........................ 18
        5.8      Other Change in Sonic Common Shares.................... 19

ARTICLE VI - AMENDMENT                                                   19

        6.1      Plan of Arrangement Amendment.......................... 19

APPENDIX A TO PLAN OF ARRANGEMENT
PROVISIONS ATTACHING TO THE EXCHANGEABLE SHARES.........................  1

                              PLAN OF ARRANGEMENT
                               UNDER SECTION 182
                    OF THE ONTARIO BUSINESS CORPORATIONS ACT


                                   ARTICLE I

                                 INTERPRETATION
                                 --------------

1.1   DEFINITIONS
      -----------

      In this Plan of Arrangement unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have the corresponding meanings.

      "AFFILIATE" of any person means any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person whether through the ownership of voting securities, by contract or otherwise;

      "ARRANGEMENT" means the arrangement under Section 182 of the OBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments thereto made in accordance with section 6.1 or made at the direction of the Court in the Final Order;

      "AUTOMATIC REDEMPTION DATE" means the date for the automatic redemption by the Corporation of Exchangeable Shares pursuant to Article 6 of the Exchangeable Share Provisions, which date shall be June 30, 2002.

      "BOARD OF DIRECTORS" means the board of directors of the Corporation;

      "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day when banks are not open for business in either or both of the State of New Jersey and Waterloo, Ontario;

      "CANADIAN DOLLAR EQUIVALENT" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose;

      "CAPITAL REORGANIZATION" has the meaning ascribed thereto in section 5.7;
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      "COMBINATION AGREEMENT" means the agreement by and among Sonic, the
Corporation and Turbotak, dated as of July 1, 1997, as the same may be amended and restated, providing for, among other things, the Arrangement;

      "CORPORATION" means Sonic Canada Inc., a corporation existing under the OBCA;

      "COURT" means the Ontario Court General Division;

      "CURRENT MARKET PRICE" means, in respect of a Sonic Common Share on any date, the Canadian Dollar Equivalent of the closing sales price of Sonic Common Shares on each day (or, if no trades of Sonic Common Shares occurred on such day, on the last trading day prior thereto on which such trades occurred) reported on NASDAQ, or, if the Sonic Common Shares are not then quoted on NASDAQ, on such other stock exchange or automated quotation system on which the Sonic Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Sonic Common Shares during such time period does not create a market that reflects the fair market value of a Sonic Common Share, then the Current Market Price of a Sonic Common Share shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appro priate, and provided further that any such selection, opinion or determination by the Board of directors shall be conclusive and binding;

      "CURRENT SONIC COMMON SHARE EQUIVALENT" means, on any date, the equivalent as at such date of one Sonic Common Share as at the Effective Date, expressed to four decimal places, determined by applying on a cumulative basis the following adjustments, to the extent applicable by reason of any transactions occurring in respect of Sonic Common Shares between the Effective Date and such date, the Current Sonic Common Share Equivalent as at the Effective Date being 1.0000;

       (i) if Sonic shall (A) subdivide, redivide or change its then outstanding Sonic Common Shares into a greater number of Sonic Common Shares, unless the Corporation is permitted under applicable law without a vote of its shareholders to make, and shall simultaneously make, the same or an economically equivalent change to the rights of the holders of Exchangeable Shares, (B) reduce, combine, consolidate or change its then outstanding Sonic Common Shares into a lesser number of Sonic Common Shares, unless the Corporation is permitted under applicable law without a vote of its shareholders to make, and shall simultane ously make, the same or an economically equivalent change to the rights of the holders of Exchangeable Shares, or (C) issue Sonic Common Shares (or securities exchangeable or convertible into Sonic Common Shares) to the holders of all or substantially all of its then outstanding Sonic

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             Common Shares by way of stock dividend or other distribu tion
             (other than to holders of Sonic Common Shares who exercise an option to receive stock dividends in lieu of receiving cash dividends), unless the Corporation is permitted under applicable law without a vote of its shareholders to issue or distribute, and shall simultane ously issue and distribute, equivalent numbers of Sonic Common Shares or other securities (adjusted if necessary in accordance with the Current Sonic Common Share Equivalent), or the common equivalent on a per share basis, to the holders of the Exchangeable Shares (any of such events being herein called a "Sonic Common Share Reorganization"), the Current Sonic Common Share Equivalent shall be adjusted effective immediately after the record date at which the holders of Sonic Common Shares are determined for the purpose of the Sonic Common Share Reorganization by multiplying the Current Sonic Common Share Equivalent in effect at such record date by the quotient obtained when:

             (A) the number of Sonic Common Shares outstanding after the completion of such Sonic Common Share Reorganization (but before giving effect to the issue of any Sonic Common Shares issued after such record date otherwise than as part of such Sonic Common Share Reorganization) including, in the case where securities exchangeable or convertible into Sonic Common Shares are distributed, the number of Sonic Common Shares that would have been outstanding had such securities been exchanged for or converted into Sonic Common Shares on such record date,

             (B) the number of Sonic Common Shares outstanding on such record date before giving effect to the Sonic Common Share Reorganization.

       (ii) if at any time Sonic shall fix a record date for the issuance of rights, options or warrants to the holders of all or substantially all of the Sonic Common Shares entitling them to subscribe for or to purchase Sonic Common Shares (or securities of Sonic convertible into Sonic Common Shares) at a price per Sonic Common Share (or having a conversion price per Sonic Common Share) of less than the Current Market Price on such record date, unless the Corporation is permitted under applicable law without a vote of its shareholders to issue, and shall simultane ously issue, equivalent numbers of such rights, options or warrants, adjusted if necessary in accordance with the Current Sonic Common Share Equivalent at such record date, or the economic equivalent thereof on a per share basis, to the holders of Exchangeable Shares (any such event being herein referred to as a "Rights Offering"), then the Current Sonic Common Share Equivalent then in effect shall be adjusted immediately after such record date by multiplying the Current Sonic Common Share Equivalent then in effect on such record date by the quotient obtained when:

             (A) the sum of the number of Sonic Common Shares outstanding on such date and the number of additional Sonic Common Shares offered for subscription or purchase under the Rights Offering (or the number of Sonic Common Shares into which the securities so offered are convertible)

             is divided by

             (B) the sum of the number of Sonic Common Shares outstanding on such record date and the number determined by dividing the aggregate price of the total number of additional Sonic Common Shares offered for subscription or purchase under the Rights Offering (or the aggregate conversion price of the convertible securities so offered) by the Current Market Price on such record date.

             Any Sonic Common Share owned by or held for the account of Sonic shall be deemed not to be outstanding for the purpose of any such computation. If such rights, options or warrants are not so issued or if, at the date of expiry of the rights, options or warrants have been exercised, then the Current Sonic Common Share Equivalent shall be readjusted effective immediately after the date of expiry to the Current Sonic Common Share Equivalent which would have been in effect of such record date had not been fixed or to the current Sonic Common Share Equivalent which would then be in effect on the date of expiry of the only rights, options or warrants issued had been those that were exercised, as the case may be;

       (iii) If Sonic shall fix a record date for the making of a distribution (including a distribution by way of stock dividend) to the holders of all or substantially all its outstanding Sonic Common Shares of

             (A) shares of Sonic of any class other than Sonic Common Shares (or shares convertible into Sonic Common Shares referred to in (i)(C) above),

             (B)  rights, options or warrants (excluding a Rights Offering),

             (C) evidences of its indebtedness (excluding indeb tedness convertible into Sonic Common Shares referred to in (i)(C) above), or

             (D) any other assets (other than any of the distri butions referred to in (A), (B) or (C), dividends paid in the ordinary course or a Sonic Common Share Reorganization)

             unless the Corporation is permitted under applicable law without a vote of its shareholders to distribute, and shall simultaneously distribute, the same number of shares, rights, options or warrants, evidences of indeb tedness or other assets, as the case may be, adjusted if necessary in accordance with the Current Sonic Common Share Equivalent as at such record date, or the economic equivalent thereof on a per share basis, to the holders of Exchangeable Shares (any such event being herein referred to as a "Special Distribution") then, in each such case, the Current Sonic Common Share Equivalent shall be adjusted effective immediately after the record date at which the holders of Sonic Common Shares are determined for the purposes of the Special Distribution by multiply ing the Current Sonic Common Share Equivalent in effect on such record date by the quotient obtained when:

                  (I) the product obtained when the number of Sonic Common Shares outstanding on the record date is multiplied by the Current Market Price on such date,

                 (II) the difference obtained when the amount by which the aggregate fair market value (as determined by the Board of Directors, which determination shall be conclusive) of the shares, rights, options, warrants, evidences of indebtedness or assets, as the case may be, distributed in the Special Distribution exceeds the fair market value (as determined by the Board of Directors, which determination shall be conclusive) of the consideration, if any, received therefor by Sonic, is subtracted from the product obtained when the number of Sonic Common Shares outstanding on the record date is multiplied by the Current Market Price on such date, provided that no such adjustment shall be made if the result of such adjustment would be to decrease the Current Sonic Common Share Equivalent in effect immediately before such record date. Any Sonic Common Share owned by or held for the account of Sonic shall be deemed not to be out standing for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such distri bution is not so made, the Current Sonic Common Share Equivalent shall be readjusted effective immediately to the Current Sonic Common Share Equivalent which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or assets actually distributed;

       "DEPOSITARY" means The Trust Company of Bank of Montreal at its principal offices in Toronto, Ontario;

       "EFFECTIVE DATE" means the date shown on the certificate of arrangement issued by the Director under the OBCA giving effect to the arrangement;

       "EFFECTIVE TIME" means 12:01 A.M. on the Effective Date;

       "EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which are set forth in Appendix A hereto;

       "EXCHANGEABLE SHARES" means the Exchangeable Non-Voting Shares of the Corporation having the rights, privileges, restrictions and conditions set forth in the Exchangeable Share Provisions;

       "FINAL ORDER" means the final order of the Court approving the Arrangement a such order may be amended by the Court at any time prior to the Effective Time;

       "LIEN" means any lien, pledge, adverse claim, security interest, mortgage, claim, charge or encumbrance;

       "LIQUIDATION CALL PURCHASE PRICE" has the meaning ascribed thereto in subsection 5.2(a);

       "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in subsection 5.2(a);

       "LIQUIDATION DATE" has the meaning ascribed thereto in Section 4.1 of the Exchangeable Share Provisions;

       "MEETING" means the Special Meeting of the Common and Class B shareholders of Turbotak (voting separately as two classes) and the holder of the CVF Option to be held to consider the Arrangement.

       "NASDAQ" means the NASDAQ National Market System;

       "OBCA" means the Ontario Business Corporation Act, as amended from time to time;

       "REDEMPTION CALL PURCHASE PRICE" has the meaning ascribed thereto in subsection 5.3(a);

       "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in subsection 5.3(a);

       "RETRACTED SHARES" has the meaning ascribed thereto in subsection 5.1(a) of the Exchangeable Share Provisions;

       "RETRACTION CALL PURCHASE PRICE" has the meaning ascribed thereto in subsection 5.1(a);

       "RETRACTION CALL RIGHT" has the meaning ascribed thereto in subsection 5.1(a);

       "RETRACTION DATE" has the meaning ascribed thereto in subsection 5.2 of the Exchangeable Share Provisions;

       "RETRACTION REQUEST" has the meaning ascribed thereto in Section 5.1 of the Exchangeable Share Provisions;

       "SONIC" means Sonic Environmental Systems, Inc., a corporation existing under the laws of the State of Delaware;

       "SONIC CALL NOTICE" has the meaning ascribed thereto in subsection
5.1(b);

       "SONIC COMMON SHARE REORGANIZATION" has the meaning ascribed thereto in subsection 1.1 definition of Current Sonic Common Share Equivalent;

       "SONIC COMMON SHARES" means the common stock, par value $.10 per share, of Sonic;

       "TRANSFER AGENT" means The Trust Company of Bank of Montreal or such other person as may from time to time be the Registrar and Transfer Agent for the Exchangeable Shares;

       "TURBOTAK" means Turbotak Technologies, Inc., a corporation existing under the OBCA;

       "TURBOTAK COMMON SHARES" means the common shares in the capital of Turbotak, including all rights associated therewith;

       "TURBOTAK CLASS B SHARES" means the Class B shares in the capital of Turbotak, including all rights associated therewith;

       "VOTING AND EXCHANGE TRUST AGREEMENT" means the Voting and Exchange Trust Agreement between the Corporation, Sonic and The Trust Company of Bank of Montreal made as of ___________________, 1997.

       Any capitalized terms that have not been otherwise defined above shall have the meanings ascribed to them in the Combination Agreement.

1.2    SECTIONS AND HEADINGS
       ---------------------

       The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless other-wise indicated,any reference in this Plan of Arrangement to a section or an Appendix refers to the specified section of or Appendix to this Plan of Arrangement.

1.3    NUMBER, GENDER AND PERSONS
       --------------------------

       In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

1.4    WITHHOLDING TAX
       ---------------

       All amounts required to be paid, deposited or delivered under this Plan of Arrangement shall be paid, deposited or delivered after deduction of any amount required by applicable law to deducted or withheld on account of tax and the deduction of such amounts and remittance to the applicable tax authorities shall, to the extent thereof, satisfy such requirement to pay, deposit or deliver hereunder.


                                  ARTICLE II

                                  ARRANGEMENT
                                  -----------

2.1    ARRANGEMENT
       -----------

       At the Effective Time, the following shall occur and shall be deemed to occur in the following order without any further act or formality:

       (a) The authorized share of capital of the Corporation shall be amended to authorize an unlimited number of Exchangeable Shares; as a result of such amendment the Corporation shall have two classes of authorized share capital, namely, an unlimited number of Class A Common Shares and an unlimited number of Exchangeable Shares, the rights, privileges, restrictions and conditions attaching to each of which classes shall be set out in Appendix A.

       (b) All of the outstanding Turbotak Common Shares and Turbotak Class B Shares, except Turbotak Common Shares or Turbotak Class B Shares held by holders who have exercised their rights of dissent in accordance with section 3.1 hereof and who are ultimately entitled to be paid fair market value for such shares (hereinafter "Dissenters"), shall be exchanged by the holders thereof for Exchangeable Shares, the number of which shall be in the case of each holder, equal to the product obtained by multiplying 8,200,000 by a fraction, the numerator of which is the number of Turbotak Common Shares or Class B Shares owned by such holder at Closing and the denominator of which is the total number of outstanding Turbotak Common Shares and Class B Shares at Closing (the "Total Turbotak Outstanding Shares").

       (c) Upon the exchange referred to in subsection 2.1(b) above, each holder of exchanged Turbotak Common Shares or Turbotak Class B Shares shall cease to be such a holder, shall have his name removed from the register of holders of Turbotak Common Shares and Class B Shares and shall become a holder of the number of fully paid Exchangeable Shares to which he is entitled as a result of such exchange and such holder's name shall be added to the register of holders of Exchangeable Shares accordingly.

       (d) The Corporation shall add to its stated capital account in respect of Exchangeable Shares issued pursuant to subsection 2.1(b) an amount equal to the aggregate fair market value of the Turbotak Common Shares and Turbotak Class B Shares exchanged pursuant to subsection 2.1(b) and immediately thereafter such stated capital shall be reduced to an amount equal to the aggregate of the paid-up capital, for purposes of the Income Tax Act (Canada), of the Turbotak Common Shares and Turbotak Class B Shares exchanged pursuant to subsection 2.1(b), all as determined by the Board of Directors of the Corporation.

       (d) The name of the Corporation shall be changed to "TURBOSONIC CANADA, INC."


                                  ARTICLE III

                               RIGHTS OF DISSENT
                               -----------------

3.1    RIGHTS OF DISSENT
       -----------------

       Holders of Turbotak Common shares or Turbotak Class B Shares may exercise rights of dissent with respect to such Turbotak Common shares or Turbotak Class B Shares held, as the class may be ("Dissenters' Shares"). All such rights of dissent shall be exercised pursuant to and in the manner set forth in section 185 of the OBCA and this section 3.1 (the "Dissent Procedures") in connection with the Arrangement and holder who duly exercise such right of dissent and who:

       (a) are ultimately entitled to be paid fair value for their Dissenters' Shares shall be deemed to have transferred such Dissenters Shares to Turbotak for cancellation on the Effective Date; or

       (b) are ultimately not entitled, for any reason, to be paid fair value for their Dissenters' Shares shall be deemed to have participated in the Arrangement on the same basis as any non-dissenting holder of Turbotak Common Shares or Turbotak Class B Shares, as the case may be, and shall receive Exchangeable Shares on the basis determined in accordance with subsection 2.1(b).

In no case shall Turbotak be required to recognize such holders as holders of Turbotak Common Shares or Turbotak Class B Shares, as the case may be, on and after the Effective Date, and the names of such holders of Turbotak Common Shares or Turbotak Class B Shares, as the case may be, shall be deleted from the register of holders of Turbotak Common Shares and Turbotak Class B Shares on the Effective Date.


                                   ARTICLE IV

                       CERTIFICATES AND FRACTIONAL SHARES
                       ----------------------------------

4.1    ISSUANCE OF CERTIFICATES REPRESENTING EXCHANGEABLE SHARES
       ---------------------------------------------------------

       At or promptly after the Effective Time, the Corporation shall deposit with the Depositary, for the benefit of the holders of Turbotak and Turbotak Class B Shares exchanged pursuant to subsection 2.1(b), certificates representing the Exchangeable Shares issued pursuant to subsections 2.1(c).
Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time representing outstanding Turbotak Common Shares or Turbotak Class B Shares exchanged pursuant to subsection 2.1(b), together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the OBCA and the articles and by-laws of Turbotak, and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Exchangeable Shares with such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to section 4.2) and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Turbotak Common Shares or Turbotak Class B Shares which is not registered in the transfer records of Turbotak, a certificate representing the proper number of Exchangeable Shares may be issued to a transferee if the certificate representing Turbotak Common Shares or Turbotak Class B Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this section 4.1, each certificate which immediately prior to the Effective Date represented outstanding Turbotak Common Shares or Turbotak Class B Shares, that were purchased for consideration consisting of Exchangeable Shares, shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender (i) the certificate representing Exchangeable Shares as contemplated by this section 4.1, and (ii) and dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Exchangeable Shares as contemplated by section 4.2.

4.2    DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES
       --------------------------------------------------------

       No dividends or other distributions declared or made after the Effective Time with respect to Exchangeable Shares with a record date after the Effective Time shall be paid to the holder of any unsur rendered certificate which, immediately prior to the Effective Time, represented outstanding Turbotak Common Shares or Turbotak Class B Shares that were exchanged pursuant to section 2.1, unless and until such certificate shall be surrendered in accordance with 4.1. Subject to applicable law and to section 4.5, at the time of such surrender of any certificate (or, in the case of clause (iii) below, at the appro priate payment date), there shall be paid to the record holder of the certificate representing whole Exchangeable Shares into which the shares represented by the surrendered certificate wer exchanged, without interest, (i) the amount of any cash payable in lieu of a fractional Exchangeable Share to which such holder is entitled pursuant to section 4.3, (ii) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Exchangeable Shares, and (iii) the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Exchangeable Shares.

4.3    NO FRACTIONAL SHARES
       --------------------

       No certificates or scrip representing fractional Exchangeable Shares shall be issued upon the surrender for exchange of certificates pursuant to section 4.1 and no dividend, stock split or other change in the capital structure of the Corporation shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to vote or to exercise any rights as a security holder of the Corporation. In lieu of any such fractional securities, each person entitled to a fractional interest in an Exchangeable Share will receive an amount of cash (rounded to the nearest whole cent), without interest, equal to the Canadian Dollar Equivalent as of the Effective Date of the product of (i) such fraction multiplied by (ii) the Current Market Price of Sonic Common Stock.

4.4    LOST CERTIFICATES
       -----------------

       If any certificate that immediately prior to the Effective Time represented outstanding Turbotak Common Shares or Turbotak Class B Shares that were exchanged pursuant to section 2.1 has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, certificates representing Exchangeable Shares (and any dividends or distributions with respect thereto and any cash pursuant to section 4.3) deliverable in respect thereof as determined in accordance with section 2.1. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the person to whom certificates representing Exchangeable Shares are to be issued, as a condition precedent to the issuance thereof, give a bond satisfactory to Turbotak or the Corporation, as the case may be, in such sum as Turbotak or the Corporation may direct or otherwise indemnify Turbotak or the Corporation in a manner satisfactory to the Corporation and Turbotak against any claim that may be made against Turbotak or the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

4.5    EXTINGUISHMENT OF RIGHTS
       ------------------------

       Any certificate that immediately prior to the Effective Time represented outstanding Turbotak Common Shares or Turbotak Class B Shares that were purchased pursuant to section 2.1 and not deposited, with all other documents required by section 4.1, on or prior to the sixth anniversary of the Effective Time, will cease to represent a claim or interest of any kind of nature as a shareholder of Turbotak or the Corporation. On such date, the Turbotak Common Shares or Turbotak Class B Shares to which the former registered holder of the certificate referenced in the preceding sentence was ultimately entitled shall be deemed to have been redeemed by the Corporation with all entitlement to dividends or distributions thereon held for such former registered holder for no consideration.

                                   ARTICLE V

            CERTAIN RIGHTS OF SONIC TO ACQUIRE EXCHANGEABLE SHARES
            ------------------------------------------------------

5.1    SONIC RETRACTION CALL RIGHT
       ---------------------------

       (a) Sonic shall have the overriding right (the "Retraction Call Right") notwithstanding the proposed redemption of Retracted Shares by the Corporation on Retraction Date, to purchase from the holder of the Retracted Shares on the Retraction Date the Retracted Shares upon payment by Sonic to the holder of an Exchangeable Share an amount equal to (a) the Current Market Price multiplied by the Current Sonic Common Share Equivalent, in each case determined on the Retraction Date, which shall be satisfied in full in respect to the Retracted Shares by causing to be delivered to the holder such whole number of Sonic Common Shares as is equal to the amount obtained by multiplying the number of Retracted Shares by the Current Sonic Common Share Equivalent (together with an amount in lieu of any fractional Sonic Common Share resulting from such calculation payable in accordance with section 5.5 and the aggregate of all dividends declared and unpaid on such Retracted Shares (collectively, the "Retraction Call Purchase Price"). In the event of the exercise of the Retraction Call Right by Sonic, the holder of the Retracted Shares shall be obligated to sell to Sonic, and Sonic shall be obligated to purchase, the Retracted Shares on the Retraction Date upon payment by Sonic to such holder of the Retraction Call Purchase Price for each Retracted Share.

       (b) In order to exercise the Retraction Call Right, Sonic shall advise the Transfer Agent in writing of its determination to do so (the "Sonic Call Notice") on or prior to the expiry of the third Business Day after the receipt by the Transfer Agent of the Retraction Request. If Sonic does not so notify the Transfer Agent, the Transfer Agent will notify the holder as soon as possible thereafter that Sonic has waived the Retraction Call Right. If Sonic delivers the Sonic Call Notice before the expiry of such three Business Day period, the Retraction Request shall thereupon be deemed only to be an offer by the holder to sell the Retracted Shares to Sonic. In such event, the Corporation shall not redeem the Retracted Shares and Sonic shall purchase from such holder and such holder shall sell to Sonic on the Retraction Date the Retracted Shares for the Retraction Call Purchase Price for each Retracted Share.

       (c) For the purposes of completing a purchase of the Retracted Shares pursuant to the Retraction Call Right, Sonic shall deposit with the Transfer Agent, on or before the Retraction Date, certificates representing the Sonic Common Shares to be delivered to the holder of the Retracted Shares in payment of the total Retraction Call Purchase Price for the Retracted Shares (or the portion thereof payable in Sonic Common Shares, as the case may be) and a cheque in the amount of the remaining portion, if any, of the total Retraction Call Purchase Price (or, if any portion of the Retraction Call Purchase Price consists of dividends payable in property, such property or property that is the same as or economically equivalent to such property). Provided that such total Retraction Call Purchase Price has been so deposited with the Transfer Agent, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as of the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. Sonic shall cause the Transfer Agent to deliver to the holder of the Retracted Shares, at the address of such holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the office of the Transfer Agent to which the Retraction Request was delivered, in payment of such total Retraction Purchase Price, certificates representing the Sonic Common Shares to be delivered in respect of such payment (which shares shall be dully issued as fully paid and non-assessable and shall be free and clear of any Liens) registered in the name of the holder or in such other name as the holder may request in payment of such and, if applicable, a cheque of Sonic payable at par and in Canadian dollars at any branch of the bankers of Sonic or the Corporation in Canada (or, if any part of the Retraction Call Purchase Price consists of dividends payable in property, such property or property that is the same as or economically equivalent to such property), and such delivery of such certificates and cheque (and property, if any) to the holder on behalf of Sonic by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Call Purchase Price to the extent that the same is represented by such share certificates and cheque (and property, if any), unless such cheque is not paid on due presentation. On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the Retraction Call Purchase Price, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Call Price shall not be made, in which case the rights of such holder shall remain unaffected until the total Retraction Call Purchase Price has been paid in the manner hereinbefore provided. On and after the close of busi ness on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Call Purchase Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so purchased by Sonic shall thereafter be considered and deemed for all purposes to be a holder of the Sonic Common Shares delivered to such holder.

5.2    SONIC LIQUIDATION CALL RIGHT
       ----------------------------

       (a) Sonic shall have the overriding right (the "Liquidation Call Right") in the event of and notwithstanding the proposed liquida tion, dissolution or winding-up of the Corporation, to purchase from all but not less than all of the holders (other than Sonic) of Exchangeable Shares on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Sonic of an amount per share equal to (a) the Current Market Price multiplied by the Current Sonic Common Share Equivalent, in each case determined on the Liquidation Date, which shall be satisfied in full in respect of all of the Exchangeable Shares held by such holder by Sonic causing to be delivered to such holder such whole number of Sonic Common Shares as is equal to the product obtained by multiplying the number of such Exchangeable Shares by the Current Sonic Common Share Equivalent (together with an amount in lieu of any fractional Sonic Common Share resulting from such calculation payable in accordance with section 5.5), plus (b) the aggregate of all dividends declared and unpaid on such Exchangeable Share up to the Liquidation Date (collectively the "Liquidation Call Purchase Price"). In the event of the exercise of the Liquidation Call Right by Sonic, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Sonic on the Liquidation Date on payment by Sonic to the holder of the Liquidation Call Purchase Price for each such share.

       (b) To exercise the Liquidation Call Right, Sonic must notify the Transfer Agent and the Corporation of Sonic's intention to exercise such right at least 30 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding up of the Corporation and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding up of the Corporation. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not Sonic has exercised the Liquidation Call Right forthwith after the expiry of the date by which the same may be exercised by Sonic. If Sonic exercises the Liquidation Call Right, on the Liquidation Date Sonic will purchase and the holders shall sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

       (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Sonic shall deposit with the Transfer Agent, on or before the Liquidation Date, certificates representing the aggregate number of Sonic Common Shares deliverable by Sonic (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any Liens) in payment of the total Liquidation Call Purchase Price (or the portion thereof payable in Sonic Common Shares, as the case may be) and a cheque or cheques in the amount of the remaining portion, if any, of the total Liquidation Call Purchase Price (or, if any part of the Liquidation Call Purchase Price consists of dividends payable in property, such property or property that is the same as or economically equivalent to such property). Provided that such total Liquidation Call Purchase Price has been so deposited with the Transfer Agent, on and after the Liquidation Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by Sonic upon presentation and surrender of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Sonic Common Shares delivered to it. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the articles and by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Sonic shall deliver to such holder, certificates representing the Sonic Common Shares to which the holder is entitled and a cheque and or cheques of Sonic payable at par and in and in Canadian dollars at any branch of the bankers of Sonic or of the Corporation in Canada in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price (or, part of the Liquidation Call Purchase Price consists of dividends payable in property, such property or property that is the same as or economically equivalent to such property). If Sonic does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Liquidation Amount otherwise payable by the Corporation in connection with the liquidation, dissolution or winding-up of the Corporation pursuant to sections 4.1 to 4.3 of the Exchangeable Share Provisions.

5.3    SONIC REDEMPTION CALL RIGHT
       ---------------------------

       (a) Sonic shall have the overriding right (the "Redemption Call Right") notwithstanding the proposed redemption of the Exchangeable Shares by the Corporation on the Automatic Redemption Date, to purchase from all but not less than all of the holders (other than Sonic) of the Exchangeable Shares on the Automatic Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Sonic to the holder of an amount per share equal to (a) the Current Market Price multiplied by the Current Sonic Common Share Equivalent, in each case determined on the Automatic Redemption Date, which shall be satisfied in full in respect of all of the Exchangeable Shares held by such holder by causing to be delivered to such holder such whole number of such Sonic Common Shares as is equal to the product obtained by multiplying the number of Exchangeable Shares by the Current Sonic Common Share Equivalent (together with an amount in lieu of any fractional Sonic Common Share resulting from such calculation payable in accordance with section 5.5) plus (b) the aggregate of all dividends declared and unpaid on such Exchangeable Share (collectively, the "Redemption Call Purchase Price"). In the event of the exercise of the Redemption Call Right by Sonic, each holder shall be obligated to sell to Sonic, and Sonic shall be obligated to purchase, all the Exchangeable Shares held by the holder on the Automatic Redemption Date on payment by Sonic to the holder of the Redemption Call Purchase Price for each such share.

       (b) To exercise the Redemption Call Right, Sonic must notify the Transfer Agent, as agent for the holders of the Exchangeable Shares, and the Corporation of Sonic's intention to exercise such right at least 75 days before the Automatic Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not Sonic has exercised the Redemption Call Right forthwith after the date by which the same may be exercised by Sonic. If Sonic exercises the Redemption Call Right, on the Automatic Redemption Date Sonic will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

       (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, Sonic shall deposit with the Transfer Agent, on or before the Automatic Redemption Date certificates representing the aggregate number of Sonic Common Shares deliverable by Sonic (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any Liens) in payment of the total Redemption Call Purchase Price (or the portion thereof payable in Sonic Common Shares, as the case may be) and a cheque or cheques in the amount of the remaining portion, if any, of the total Redemption Call Purchase Price (or, if part of the Redemption Call Purchase Price consists of dividends payable in property, such property or property the same as or economically equivalent to such property). Provided that such total Redemption Call Purchase Price has been so deposited with the Transfer Agent, on and after the Automatic Redemption Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by Sonic upon presentation and surrender by the holder of certificates representing Exchangeable Shares held by such holder and the holder shall on and after the Automatic Redemption Date be considered and deemed for all purposes to be the holder of the Sonic Common Shares delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the articles and by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Sonic shall deliver to such holder, certificates representing the Sonic Common Shares to which the holder is entitled and a cheque or cheques of Sonic payable at par and in Canadian dollars at any branch of the bankers of Sonic or of the Corporation in Canada in payment of the remaining portion, if any, of the total Redemption Call Purchase Price (or, if part of the Redemption Call Purchase Price consists of dividends payable in property, such property or property the same as or economically equivalent to such property). If Sonic does not exercise the Redemption Call Right in the manner described above, on the Automatic Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by the Corporation in connection with the redemption of the Exchangeable Shares pursuant to sections 6.1 and 6.2 of the Exchangeable Share Provisions.

5.4    CONSIDERATION FOR CALL RIGHTS OF SONIC
       --------------------------------------

       The Retraction Call Right, the Liquidation Call Right and the Redemption Call Right are granted to Sonic by the holders of Exchangeable Shares in consideration of the grant by Sonic of the Voting Rights, Automatic Exchange Rights and Exchange Right (as such terms are respectively defined in the Voting and Exchange Trust Agreement) to the Trustee (as defined in the Exchangeable Share Provisions) for the benefit of the holders of Exchangeable Shares.

5.5    FRACTIONAL SONIC COMMON SHARES
       ------------------------------

       No certificates or scrip representing fractional Sonic Common Shares shall be delivered to holders of Exchangeable Shares pursuant to the provisions hereof. In lieu of any such fractional security, each person entitled to a fractional interest in an Sonic Common Share will receive an amount of cash (rounded to the nearest whole cent), without interest, equal to the Canadian Dollar Equivalent as of the fourth Business Day prior to the relevant date of delivery of certificates representing Sonic Common Shares (the "Fractional Share Calculation Date") of the product of (i) such fraction, multiplied by (u) the closing sale price of Sonic Common Shares as reported on NASDAQ on the Fractional Share Calculation Date.

5.6    ECONOMIC EQUIVALENCE
       --------------------

       The Board of Directors shall determine, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the Board of Directors may require) economic equivalence for the purposes of any provision herein that requires such a determination and each such determination shall be conclusive and binding on Sonic and the holders of Exchangeable Shares, where applicable.

5.7    CAPITAL REORGANIZATION OF SONIC
       -------------------------------

       If at any time there is a capital reorganization of Sonic that is not provided for in the definition of Current Sonic Common Share Equivalent or a consolidation, merger, arrangement or amalgamation (statutory or otherwise) of Sonic with or into another entity (any such event being called a "Capital Reorganization"), any holder of Exchangeable Shares whose Exchangeable Shares have not been exchanged for Sonic Common Shares in accordance with the provisions hereof prior to the record date for such Capital Reorganization shall be entitled to receive and shall accept, upon any such exchange occurring pursuant to the provisions hereof at any time after the record date for such Capital Reorganization, in lieu of the Sonic Common Shares that he would otherwise have been entitled to receive pursuant to the provisions hereof, the number of shares or other securities of Sonic or of the body corporate resulting, surviving or continuing from the Capital Reorganization, or other property, that such holder would have been entitled to receive as a result of such Capital Reorganization if, on the record date, he had been the registered holder of the number of Sonic Common Shares to which he was then entitled upon any exchange of his Exchangeable Shares into Sonic Common Shares in accordance with the provisions hereof, subject to adjustment thereafter in the same manner, as nearly as may be possible, as is provided for in the definition of Current Sonic Common Share Equivalent provided that no such Capital Reorganization shall be carried into effect unless all necessary steps shall have been taken so that each holder of Exchangeable Shares shall thereafter be entitled to receive, upon any exchange of his Exchangeable Shares pursuant to the provisions hereof, such number of shares or other securities of Sonic or of the body corporate resulting, surviving or continuing from the Capital Reorganization, or other property.

5.8    OTHER CHANGE IN SONIC COMMON SHARES
       -----------------------------------

       In the case of any reclassification of, or other change in, the outstanding Sonic Common Shares other than a Sonic Common Share Reorganization or a Capital Reorganization, such changes shall be made in the rights attaching to the Exchangeable Shares, without any action on the part of the Corporation or the holders of the Exchangeable Shares to the extent permitted by applicable law, effective immediately following the record date for such reclassification or other change, to the extent necessary to ensure that holders of Exchangeable Shares shall be entitled to receive, upon the occurrence at any time after such record date of any event whereby they would receive Sonic Common Shares pursuant to the provisions hereof, such shares, securities or rights as they would have received if their Exchangeable Shares had been exchanged for Sonic Common Shares pursuant to the provisions hereof immediately prior to such record date, subject to adjustment thereafter in the same manner, as nearly as may be possible, as is provided for in the definition of Current Sonic Common Share Equivalent.

                                   ARTICLE VI

                                   AMENDMENT
                                   ---------

6.1 PLAN OF ARRANGEMENT AMENDMENT
    -----------------------------

       (a) By instrument in writing the Corporation and Turbotak may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time provided that any such amendment, modification, or supplement must be (if agreed to by Sonic, (ii) filed with the Court and, if made following the Meeting, approved by the Court and (iii) communicated to holders of Turbotak Common Shares and Turbotak Class B Shares in the manner required by the Court (if so required).

       (b) Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Meeting shall be effective only if
(i) it is consented to by each of the Corporation, Turbotak and Sonic and (ii) it is consented to by the holders of the Turbotak Common Shares and the holders of the Turbotak Class B Shares, in each case to the extent so required by the Court.

                       APPENDIX A TO PLAN OF ARRANGEMENT
                       ---------------------------------

                PROVISIONS ATTACHING TO THE EXCHANGEABLE SHARES

       The Exchangeable Shares in the capital of the Corporation shall have the following rights, privileges, restrictions and conditions.

                                   ARTICLE 1

                                 INTERPRETATION
                                 --------------

1.1    For the purposes of these share provisions:

       (a) "AFFILIATE" of any person means any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling" "controlled by" and "under common control with"), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise.

       (b) "AUTOMATIC REDEMPTION DATE" means the date for the automatic redemption by the Corporation of Exchangeable Shares pursuant to Article 6 of these share provisions, which date shall be June 30, 2002.

       (c) "BOARD OF DIRECTORS" means the board of directors of the Corporation.

       (d) "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day when banks are not open for business in one or both of the State of New Jersey and Waterloo, Ontario.

       (e) "CANADIAN DOLLAR EQUIVALENT" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Director; to be appropriate for such purpose.

       (f) "CAPITAL REORGANIZATION" has he meaning ascribed thereto in section
9.2 of these share provisions.

       (g) "CORPORATION" means Sonic Canada, Inc., a corporation incorporated under the OBCA.

       (h) "CURRENT MARKET PRICE" means, in respect of an Sonic Common Share on any date, the Canadian Dollar Equivalent of the closing sale price of Sonic Common Shares on such day (or, if no trades of Sonic Common Shares occurred on such day, on the last trading day prior thereto on which such trades occurred) reported on NASDAQ, or, if the Sonic Common Shares are not then quoted on NASDAQ, on such other stock exchange or automated quotation system on which the Sonic Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Sonic Common Shares during such period does not create a market that reflects the fair market value of a Sonic Common Share, then the Current Market Price of a Sonic Common Share shall be determined by the Board of Directors based upon he advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

       (i) "CURRENT SONIC COMMON SHARE EQUIVALENT" means, on any date, the equivalent as at such date of one Sonic Common Share as at the Effective Date, expressed to four decimal places, determined by applying on a cumulative basis the following adjustments, to the extent applicable by reason of any transactions occurring in respect of Sonic Common Shares between the Effective Date and such date, the Current Sonic Common Share Equivalent as at the Effective Date being 1.0000:

             (i) if Sonic shall (A) subdivide, redivide or change its then outstanding Sonic Common Shares into a greater number of Sonic Common Shares, unless the Corporation is permitted under applicable law without a vote of its shareholders to make, and shall simultaneously make, the same or an economically equivalent change to the rights of the holders of Exchangeable Shares, (B) reduce, combine, consolidate or change its then outstanding Sonic Common Shares into a lesser number of Sonic Common Shares, unless the Corporation is permitted under applicable law without a vote of its shareholders to make, and shall simultaneously make, the same or an economically equivalent change to the rights of the holders of Exchangeable Shares, or (C) issue Sonic Common Shares (or securities exchangeable or convertible into Sonic Common Shares) to the holders of all or substantially all of its then outstanding Sonic Common Shares by way of stock dividend or other distribution (other than to holders of Sonic Common Shares who exercise an option to receive stock dividends in lieu of receiving cash dividends), unless the Corporation is permitted under applicable law without a vote of its shareholders to issue or distribute, and shall simultaneously issue and distribute, equivalent numbers of Sonic Common Shares or other securities (adjusted if necessary in accordance with the

                  Current Sonic Common Share Equivalent), or the economic equivalent on a per share basis, to the holders of the Exchangeable Shares (any of such events being herein called an "Sonic Common Share Reorganization"), the Current Sonic Common Share Equivalent shall be adjusted effective immediately after the record date at which the holders of Sonic Common Shares are determined for the purpose of the Sonic Common Share Reorganization by multiplying the Current Sonic Common Share Equivalent in effect on such record date by the quotient obtained when:

                  (A) the number of Sonic Common Shares outstanding after the completion of such Sonic Common Share Reorganization (but before giving effect to the issue of any Sonic Common Shares issued after such record date otherwise than as part of such Sonic Common Share Reorganization) including, in the case where securities exchangeable or convertible into Sonic Common Shares are distributed, the number of Sonic Common Shares that would have been outstanding had such securities been exchanged for or converted into Sonic Common Shares on such record date, is divided by

                  (B) the number of Sonic Common Shares outstanding on such record date before giving effect to the Sonic Common Share Reorganization;

             (ii) if at any time Sonic shall fix a record date for the issuance of rights, options or warrants to the holders of all or substantially all of the Sonic Common Shares entitling them to subscribe for or to purchase Sonic Common Shares (or securities of Sonic convertible into Sonic Common Shares) at a price per Sonic Common Share (or having a conversion price per Sonic Common Share) of less than the Current Market Price on such record date, unless the Corporation is permitted under applicable law without a vote of its shareholders to issue, and shall simultaneously issue, equivalent numbers of such rights, options or warrants, adjusted if necessary in accordance with the Current Sonic Common Share Equivalent at such record date, or the economic equivalent thereof on a per share basis, to the holders of Exchangeable Shares (any such event being herein referred to as a"Rights Offering"), then the Current Sonic Common Share Equivalent then in effect shall be adjusted immediately after such record date by multiplying the Current Sonic Common Share Equivalent in effect on such record date by the quotient obtained when:

                  (A) the sum of the number of Sonic Common Shares outstanding on such record date and the number of additional Sonic Common Shares offered for subscription or purchase under the Rights Offering (or the number of Sonic Common Shares into which the securities so offered are convertible)

             is divided by

                  (B) the sum of the number of Sonic Common Shares outstanding on such record date and the number determined by dividing the aggregate price of the total number of additional Sonic Common Shares offered for subscription or purchase under the Rights Offering (or the aggregate conversion price of the convertible securities so offered) by the Current Market Price on such record date.

             Any Sonic Common Share owned by or held for the account of Sonic shall be deemed not to be outstanding for the purpose of any such computation. If such rights, options or warrants are not so issued or if, at the date of expiry of the rights, options or warrants subject to the Rights Offering, less than all the rights, options or warrants have been exercised, then the Current Sonic Common Share Equivalent shall be readjusted effective immediately after the date of expiry to the Current Sonic Common Share Equivalent which would have been in effect if such record date had not been fixed or to the Current Sonic Common Share Equivalent which would then be in effect on the date of expiry if the only rights, options or warrants issued had been those that were exercised, as the case may be;

             (iii) if Sonic shall fix a record date for the making of a distribution (including a distribution by way of stock dividend) to the holders of all or substantially all its outstanding Sonic Common Shares of

                (A) shares of Sonic of any class other than Sonic Common Shares
                    (or shares convertible into Sonic Common Shares referred to (i)(C) above),

                (B) rights, option or warrants (excluding a Rights Offering),

                (C) evidence of its indebtedness (excluding indebtedness
                    convertible into Sonic Common Shares referred to in (i) (C) above) or

                (D) any other assets (other than any of the distributions
                    referred to in (A), (B) or (C), dividends paid in the ordinary course or an Sonic Common Share Reorganization)

                unless the Corporation is permitted under applicable law without a vote of its shareholders to distribute, and shall simultaneously distribute, the same number of shares, rights, options or warrants, evidences of indebtedness or other assets, as the case may be, adjusted if necessary in accordance with the Current Sonic Common Share Equivalent, as at such record date, or the economic equivalent thereof on a per share basis, to the holders of Exchangeable Shares (any such event being herein referred to as a "Special Distribution") then, in each such case, the Current Sonic Common Share Equivalent shall be adjusted effective immediately after the record date at which the holders of Sonic Common Shares are determined for the purposes of the Special Distribution by multiplying the Current Sonic Common Share Equivalent in effect on such record date by the quotient obtained when:

                     (I) the product obtained when the number of Sonic Common Shares outstanding on the record date is multiplied by the Current Market Price on such date,

          is divided by

                     (II) the difference obtained when the amount by which the
                          aggregate fair market value (as determined by the Board of Directors, which determination shall be conclusive) of the shares, rights, options, warrants, evidences of indebtedness or assets, as the case may be, distributed in the Special Distribution exceeds the fair market value (as determined by the Board of Directors, which determination shall be conclusive) of the consideration, if any, received therefor by Sonic, is subtracted from the product obtained when the number of Sonic Common Shares outstanding on the record date is multiplied by the Current Market Price on such date, provided that no such adjustment shall be made if the result of such adjustment would be to decrease the Current Sonic Common Share Equivalent in effect immediately before such record date. Any Sonic Common Share owned by or held for the account of Sonic shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such distribution is not so made, the Current Sonic Common Share Equivalent shall be readjusted effective immediately to the Current Sonic Common Share Equivalent which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or assets actually distributed.

     (j) "EFFECTIVE DATE" has the meaning ascribed thereto in the Plan of Arrangement.

     (k) "EXCHANGEABLE SHARES" mean the Exchangeable Non-Voting Shares of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

     (l) "LIEN" has the meaning ascribed thereto in the Plan of Arrangement.

     (m) "LIQUIDATION AMOUNT" has the meaning ascribed thereto in section 4.1 of these share provisions.

     (n) "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in section
5.2 of the Plan of Arrangement.

     (o) "NASDAQ" means the NASDAQ National Market System;

     (p) "LIQUIDATION DATE" has the meaning ascribed thereto in section 4.1 of these share provisions.

     (q) "OBCA" means the Ontario Business Corporations Act, as amended from time to time.

     (r) "PLAN OF ARRANGEMENT" means the plan of arrangement relating to the arrangement of the Corporation under section 182 of the OBCA, to which plan these share provisions are attached.

     (s) "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in section 5.3 of the Plan of Arrangement

     (t) "REDEMPTION PRICE" has the meaning ascribed thereto in section 6.1 of these share provisions.

     (u) "RETRACTED SHARES" has the meaning ascribed thereto in section 5.1 of these share provisions.

     (v) "RETRACTION CALL RIGHT" has the meaning ascribed thereto in section 5.1 of the Plan of Arrangement.

     (w) "RETRACTION DATE" has the meaning ascribed thereto in section 5.2 of these share provisions.

     (x) "RETRACTION PERIOD" means, subject to the power of Sonic to postpone any such period as provided in section 5.1, any one of the following periods (and including the beginning and ending dates of each): from the Effective Date until the date which is June 30, 2002.

     (y) "RETRACTION PRICE" has the meaning ascribed thereto in section 5.1 of these share provisions.

     (z) "RETRACTION REQUEst" has the meaning ascribed thereto in section 5.1 of these share provisions.

     (aa) "RIGHTS OFFERING" has the meaning ascribed thereto in subsection these share provisions.

     (ab) "SONIC" means Sonic Environmental Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, and any successor corporation.

     (ac) "SONIC CALL NOTICE" has the meaning ascribed thereto in subsection 5.1(b) of the Plan of Arrangement.

     (ad) "SONIC COMMON SHARE REORGANIZATION" has the meaning ascribed thereto in subsection 1.1(i) of these share provisions.

     (ae) "SONIC COMMON SHARES" mean the shares of common stock of Sonic, with a par value of U.S.$.10 per share and having one vote per share, and any other securities into which such shares may be changed.

     (af) "SONIC DIVIDEND DECLARATION DATE" means the date on which the Board of Directors of Sonic declares any dividend on the Sonic Common Shares.

     (ag) "SONIC SPECIAL SHARE" means the one share of Special Voting Preferred Stock of Sonic with a par value of U.S.$.01 and having voting rights at meetings of holders of Sonic Common Shares equal to the number of Exchangeable Shares outstanding from time to time (other than Exchangeable Shares held by Sonic) to be issued to, and voted by, the Trustee pursuant to the Voting Trust Agreement.

     (ah) "SPECIAL DISTRIBUTION has the meaning ascribed thereto in subsection 1.1(i) of these share provisions.

     (ai) "SUPPORT AGREEMENT" means the Support Agreement between Sonic and the Corporation, made as of ___________, 1997.

     (aj) "TRANSFER AGENT" means The Trust Company of Bank of Montreal or such other person as may from time to time be the registrar and transfer agent for the Exchangeable Shares.

     (ak) "TRUSTEE" means The Trust Company of Bank of Montreal, a trust company existing under the laws of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement.

     (al) "VOTING AND EXCHANGE TRUST AGREEMENT" means the Voting and Exchange Trust Agreement between the Corporation, Sonic and the Trustee, made as of _____________, 1997.

1.2 All amounts required to be paid, deposited or delivered hereunder shall be paid, deposited or delivered after deduction of any amount required by applicable law to be deducted or withheld on account of tax and the deduction of such amounts and remittance to the applicable tax authorities shall, to the extent thereof, satisfy such requirement to pay, deposit or deliver hereunder.


                                   ARTICLE 2

                         RANKING OF EXCHANGEABLE SHARES
                         ------------------------------

2.1 The Exchangeable Shares shall rank senior to the Common Shares and any other shares ranking junior to the Exchangeable Shares, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.


                                   ARTICLE 3

                                   DIVIDENDS
                                   ---------

3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, declare a dividend on each Exchangeable Share (a) in the case of a cash dividend declared on the Sonic Common Shares, in an amount in cash for each Exchangeable Share equal to the Canadian Dollar Equivalent on the Sonic Dividend Declaration Date of the cash dividend declared on such number of Sonic Common Shares as is equal to the Current Sonic Common Share Equivalent on the Sonic Dividend Declaration Date or
(b) in the case of a stock dividend declared on the Sonic Common Shares to be paid in Sonic Common Shares, in such whole number of Exchangeable Shares for the Exchangeable Shares held by each holder as is equal to the number of Sonic Common Shares to be paid as a dividend on an equivalent number of Sonic Common Shares divided by the Current Sonic Common Share Equivalent on the Sonic Dividend Declaration Date (if such calculation results in a fraction of an Exchangeable Share, the holder shall receive in lieu of such fraction an amount in cash equal to the product obtained by dividing the amount that would be payable in respect of an equal fraction of an Sonic Common Share as at the Sonic Dividend Declaration Date, calculated in accordance with section 9.4, by the Current Sonic Common Share Equivalent as at such date) or (c) in the case of a dividend declared on the Sonic Common Shares to be paid in property other than cash or Sonic Common Shares (including without limitation other securities of Sonic), in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent (as determined by the Board of Directors in accordance with section 9.1) to the type and amount of property, to be paid as a dividend on such number of Sonic Common Shares as is equal to the Current Sonic Common Share Equivalent on the Sonic Dividend Declaration Date. Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued Exchangeable Shares.

3.2 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by subsection 3.1(a) hereof or in respect of any cash amount payable in lieu of a fractional Exchangeable Share in connection with any stock dividends contemplated by subsection 3.1(b) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by subsection 3.1(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by subsection 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.3 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Sonic Common Shares.

3.4 If on any payment date for any dividends declared on the Exchangeable Shares under section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

3.5 So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in section 8.2 of these share provisions:

     (a) pay any dividends on the Common Shares, or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

     (b) redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares;

     (c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution;

     (d) issue any Exchangeable Shares other than (i) by way of stock dividends to the holders of such Exchangeable Shares, (ii) otherwise pro rata to holders of Exchangeable Shares, (iii) as contemplated by the Support Agreement or (iv) pursuant to any agreements or rights in existence at the Effective Date; or

     (e) issue any other shares of the Corporation ranking equally with or senior to the Exchangeable Shares;

provided that the restrictions in subsections 3.5(a), 3.5(b) and 3.5(c) shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared to date on the Sonic Common Shares shall have been declared on the Exchangeable Shares and paid in full.


                                   ARTICLE 4

                          DISTRIBUTION ON LIQUIDATION
                          ---------------------------

4.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the "Liquidation Date") of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share equal to (a) the Current Market Price multiplied by the Current Sonic Common Share Equivalent, in each case determined on the Liquidation Date, which shall be satisfied in full in respect of all of the Exchangeable Shares held by such holder by the Corporation causing to be delivered to such holder such whole number of Sonic Common Shares as is equal to the product obtained by multiplying the number of such Exchangeable Shales by the Current Sonic Common Share Equivalent (together with an amount in lieu of any fractional Sonic Common Share resulting from such calculation payable in accordance with section 9.4), plus (b) the aggregate of all declared and unpaid dividends on each such Exchangeable Share up to the Liquidation Date (collectively the "Liquidation Amount").

4.2 On or promptly after the Liquidation Date, and subject to the exercise by Sonic of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. Payment of the total liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation or the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation of certificates representing the Sonic Common Shares to be delivered in payment thereof (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any Liens) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of any fractional Sonic Common Share and all declared and unpaid dividends comprising part of the total Liquidation Amount (or, if any of such dividends were payable in property, such property or property that is the same as or economically equivalent to such property). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive the total Liquidation Amount in respect of their Exchangeable Shares, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving the total Liquidation Amount (without interest) for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the Sonic Common Shares delivered to them.

4.3 After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to section 4.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.


                                   ARTICLE 5

                  RETRACTION OF EXCHANGEABLE SHARES BY HOLDER
                  -------------------------------------------

5.1 A holder of Exchangeable Shares shall be entitled during any Retraction Period, subject to the exercise by Sonic of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 5, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder (the "Retracted Shares") for an amount for each Retracted Share equal to (a) the Current Market Price multiplied by the Current Sonic Common Share Equivalent, in each case determined on the Retraction Date, which shall be satisfied in full in respect of the Retracted Shares by the Corporation causing to be delivered to such holder such whole number of Sonic Common Shares as is equal to the product obtained by multiplying the number of Retracted Shares by the Current Sonic Common Share Equivalent (together with an amount in lieu of any fractional Sonic Common Share resulting from such calculation payable in accordance with section 9.4), plus (b) the aggregate of all dividends declared and unpaid on each Retracted Share up to the Retraction Date (collectively the "Retraction Price", provided that if the record date for any such declared and unpaid dividend occurs on or after the Retraction Date the Retraction Price shall not include such declared and unpaid dividends). To effect such redemption, the holder shall present and surrender at any office of the Transfer Agent listed on Schedule A hereto the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly-executed statement (the "Retraction Request) in the form of Schedule A hereto or in such other form as may be acceptable to the Transfer Agent:

     (a) specifying that the holder desires to have the Retracted Shares represented by such certificate or certificates redeemed by the Corporation; and

     (b) acknowledging the Retraction Call Right of Sonic to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be an irrevocable offer by the holder to sell the Retracted Shares to Sonic in accordance with the Retraction Call Right.

If any Retraction Request is received on a date that is not within a Retraction Period, such Retraction Request shall be of no force or effect and the Corporation, the Transfer Agent and Sonic shall have no obligations as a result of the delivery of such Retraction Request, unless and until the holder delivering such Retraction Request shall reconfirm at a subsequent time, in such manner as may be required by the Transfer Agent, that such holder desires the Retracted Shares to be redeemed by the Corporation in accordance with such Retraction Request on a Retraction Date in a subsequent Retraction Period. If such holder does not provide such reconfirmation, the Corporation shall cause the Transfer Agent to return to such holder the certificate or certificates representing Exchangeable Shares delivered to such holder to the Transfer Agent with the Retraction Request.

5.2 Subject to the exercise by Sonic of the Retraction Call Right, upon receipt by the Transfer Agent in the manner specified in section 5.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required pursuant to section 5.1 and a Retraction Request, the Corporation shall redeem the Retracted Shares effective at the close of business on the sixth Business Day after the Retraction Request is received (the "Retraction Date") and shall cause to be delivered to such holder the total Retraction Price with respect to such shares. If only a part of the Exchangeable Shares represented by any certificate are redeemed (or purchased by Sonic pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

5.3 Upon receipt by the Transfer Agent of a Retraction Request, the Transfer Agent shall forthwith notify Sonic thereof. In order to exercise the Retraction Call Right, Sonic must deliver a Sonic Call Notice to the Transfer Agent prior to the expiry of the third Business Day after the receipt by the Transfer Agent of the Retraction Request. If Sonic does not so notify the Transfer Agent, the Transfer Agent will notify the holder as soon as possible thereafter that Sonic will not exercise the Retraction Call Right. If Sonic delivers the Sonic Call Notice before the end of such three Business Day period, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Sonic in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and Sonic shall purchase from such holder and such holder shall sell to Sonic on the Retraction Date the Retracted Shares pursuant to the Retraction Call Right.

5.4 If a Retraction Request is received by the Transfer Agent pursuant to section 5.1 and Sonic has not exercised the Retraction Call Right, the Corporation shall cause the Transfer Agent to deliver to the holder of the Retracted Shares, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the office of the Transfer Agent to which the Retraction Request was delivered, certificates representing the Sonic Common Shares to be delivered to the holder in payment of the total Retraction Price for the Retracted Shares (or the portion thereof payable in Sonic Common Shares, as the case may be) (which shares shall be duly issued as fully paid and non assessable and shall be free and clear of any Liens) registered in the name of the holder or in such other name as the holder may request and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of the remaining portion, if any, of the total Retraction Price (or, if any part of the Retraction Price consists of dividends payable in property, such property or property that is the same as or economically equivalent to such property), and such delivery of such certificates and cheque (and property, if any) on behalf of the Corporation by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price, to the extent that the same is represented by such share certificates and cheque (and property, if any), unless such cheque is not paid on due presentation.

5.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price shall not be made, in which case the rights of such holder shall remain unaffected until the Total Retraction Price has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation shall thereafter be considered and deemed for all purposes to be a holder of the Sonic Common Shares delivered to it.

5.6 Notwithstanding any other provision of this Article 5, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Sonic shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall be obligated to redeem Retracted Shares specified by a holder in a Retraction Request only to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions on a pro rata basis and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the

Corporation and the Corporation shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to section 5.2 hereof. The holder of any such Retracted Shares not redeemed by the Corporation pursuant to section 5.2 of these share provisions as a result of solvency requirements of applicable law shall be deemed by giving the Retraction Request to require Sonic to purchase such Retracted Shares from such holder pursuant to the Exchange Right (as defined in the Voting and Exchange Trust Agreement).


                                   ARTICLE 6

                       REDEMPTION OF EXCHANGEABLE SHARES
                       ---------------------------------

6.1 Subject to applicable law and if Sonic does not exercise the Redemption Call Right, the Corporation shall on the Automatic Redemption Date redeem the whole of the then outstanding Exchangeable Shares for an amount per share equal to (a) the Current Market Price multiplied by the Current Sonic Common Share Equivalent, in each case determined on the Automatic Redemption Date, which shall be satisfied in full in respect of all of the Exchangeable Shares held by each holder of Exchangeable Shares by the Corporation causing to be delivered to such holder such whole number of Sonic Common Shares as is equal to the product obtained by multiplying the number of such Exchangeable Shares by the Current Sonic Common Share Equivalent (together with an amount in lieu of any fractional Sonic Common Share resulting from such calculation payable in accordance with section 9.4), plus (b) the aggregate of all declared and unpaid dividends thereon up to the Automatic Redemption Date (collectively the "Redemption Price").

6.2 On or after the Automatic Redemption Date and subject to the exercise by Sonic of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Redemption Price for each such Exchangeable Share upon presentation and surrender at any office of the Transfer Agent of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation of certificates representing the Sonic Common Shares to be delivered to the holder in payment of the Redemption Price (or the portion thereof payable in Sonic Common Shares, as the case may be) (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any Liens) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of any fractional Sonic Common Share and all declared and unpaid dividends comprising part of the total Redemption Price (or, if any of such dividends are payable in property, such property). On and after the Automatic Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive the total Redemption Price for their Exchangeable Shares, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinafter provided. The Corporation shall have the right at any time to deposit or cause to be deposited the total Redemption Price of the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Automatic Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Automatic Redemption Date, as the case may be, shall be limited to receiving the total Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Sonic Common Shares delivered to them.


                                   ARTICLE 7

                                 VOTING RIGHTS
                                 -------------

7.1  Except as required by applicable law and the provisions of sections 3.5,
8.1 and 10.2, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.


                                   ARTICLE 8

                             AMENDMENT AND APPROVAL
                             ----------------------

8.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

8.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 50% of the outstanding Exchangeable Shares at that time are present or represented by proxy. If at any such meeting the holders of at least 50% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than 10 days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.


                                   ARTICLE 9

                ECONOMIC EQUIVALENCE; CHANGES RELATING TO SONIC
                -----------------------------------------------

9.1 The Board of Directors shall determine, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the Board of Directors may require) economic equivalence for the purposes of any provision herein that requires such a determination and each such determination shall be conclusive and binding on Sonic, where applicable.

9.2 If at any time there is a capital reorganization of Sonic that is not provided for in subsection 1.1(i) or a consolidation, merger arrangement or amalgamation (statutory or otherwise) of Sonic with or into another entity (any such event being called a "Capital Reorganization"), any holder of Exchangeable Shares whose Exchangeable Shares have not been exchanged for Sonic Common Shares in accordance with the provisions hereof prior to the record date for such Capital Reorganization shall be entitled to receive and shall accept, upon any such exchange occurring pursuant to the provisions hereof at any time after the record date for such Capital Reorganization in lieu of the Sonic Common Shares that he would otherwise have been entitled to receive pursuant to the provisions hereof, the number of shares or other securities of Sonic or of the body corporate resulting, surviving or continuing from the Capital Reorganization, or other property, that such holder would have been entitled to receive as a result of such Capital Reorganization if, on the record date, he had been the registered holder of the number of Sonic Common Shares to which he was then entitled upon any exchange of his Exchangeable Shares into Sonic Common Shares in accordance with the provisions hereof, subject to adjustment thereafter in the same manner, as nearly as may be possible, as is provided for in subsection 1.1(i); provided that no such Capital Reorganization shall be carried into effect unless all necessary steps shall have been taken so that each holder of Exchangeable Shares shall thereafter be entitled to receive, upon any exchange of his Exchangeable Shares pursuant to the provisions hereof, such number of shares or other securities of Sonic or of the body corporate resulting, surviving or continuing from the Capital Reorganization, or other property.

9.3 In the case of any reclassification of, or other change in, the outstanding Sonic Common Shares other than a Common Share Reorganization or a Capital Reorganization, such changes shall be made in the rights attaching to the Exchangeable Shares, without any action on the part of the Corporation or the holders of the Exchangeable Shares to the extent permitted by applicable law, effective immediately following the record date for such reclassification or other change, to the extent necessary to ensure that holders of Exchangeable Shares shall be entitled to receive, upon the occurrence at any time after such record date of any event whereby they would receive Sonic Common Shares pursuant to the provisions hereof, such shares, securities or rights as they would have received if their Exchangeable Shares had been exchanged for Sonic Common Shares pursuant to the provisions hereof immediately prior to such record date, subject to adjustment thereafter in the same mariner, as nearly as may be possible, as is provided for in subsection 1.1(i).

9.4 No certificates or scrip representing fractional Sonic Common Shares shall be delivered to holders of Exchangeable Shares pursuant to the provisions hereof. In lieu of any such fractional security, each person entitled to a fractional interest in an Sonic Common Share will receive an amount of cash (rounded to the nearest whole cent), without interest, equal to the Canadian Dollar Equivalent as of the fourth Business Day prior to the relevant date of delivery of certificates representing Sonic Common Shares (the "Fractional Share Calculation Date") of the product of (i) such fraction, multiplied by (ii) the closing sale price of Sonic Common Shares as reported on NASDAQ on the Fractional Share Calculation Date.


                                   ARTICLE 10

               ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT
               --------------------------------------------------

10.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Sonic with all provisions of the Support Agreement and the Voting and Exchange Trust Agreement applicable to the Corporation and Sonic, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation and the holders of Exchangeable Shares all rights and benefits in favour of the Corporation under or pursuant to such agreement.

10.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement and the Voting and Exchange Trust Agreement without the approval of the holders of the Exchangeable Shares given in accordance with section 8.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

     (a) adding to the covenants of the other party or parties to such agreement for the protection of the Corporation or the holders of Exchangeable Shares; or

     (b) making such provisions or modifications not inconsistent with such agreements as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

     (c) making such changes in or corrections to such agreements which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.


                                   ARTICLE 11

                                     LEGEND
                                     ------

11.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the Plan of Arrangement relating to the Retraction Call Right, the Liquidation Call Right and the Redemption Call Right, and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange thereunder).

                                   ARTICLE 12

                                    NOTICES
                                    -------

12.1 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

12.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

12.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.


          PROVISIONS ATTACHING TO THE COMMON SHARES OF THE CORPORATION

     The common shares in the capital of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

DIVIDENDS
---------

     Subject to the prior rights of the holders of the Exchangeable Shares, and any other shares ranking senior to the common shares with respect to priority in the payment of dividends, the holders of common shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the Board of Directors out of moneys properly applicable to the payment of dividends, in such amount and in such form as the Board of Directors may from time to time determine and all dividends which the Board of Directors may declare on the common shares shall be declared and paid in equal amounts per share on all common shares at the time outstanding.

DISSOLUTION
-----------

     In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the Exchangeable Shares and any other shares ranking senior to the common shares with respect to priority in the distribu tion of assets upon dissolution, liquidation or winding-up, the holders of the common shares shall be entitled to receive the remaining property and assets of the Corporation.

VOTING RIGHTS
-------------

     The holders of the common shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall have one vote for each common share held at all meetings of the shareholders of the Corporation, except for meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series.

                                   SCHEDULE A

                              NOTICE OF RETRACTION
                              --------------------

To Sonic Canada, Inc. (the "Corporation") and TurboSonic Technologies, Inc. ("Sonic")

     This notice is given pursuant to Article 5 of the provisions (the "Share Provisions") attaching to the share(s) represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

     The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with Article 5 of the Share Provisions:

[ ]  all share(s) represented by this certificate; or

[ ]  ____________________ share(s) only.

     The undersigned acknowledges the Retraction Call Right of Sonic to purchase all but not less than all the Retracted Shares from the undersigned and that this notice shall be deemed to be an irrevocable offer (subject as hereinafter provided) by the undersigned to sell the Retracted Shares to Sonic in accordance with the Retraction Call Right on the Retraction Date for the Retraction Call Purchase Price and on the other terms and conditions set out in section 5.1 of the Plan of Arrangement. If Sonic determines not to exercise the Retraction Call Right, the Corporation will notify the undersigned of such fact as soon as possible. If this notice is not effective pursuant to section 5.1 of the Share Provisions, whether as a result of the postponement of a Retraction Period or otherwise, the offer contained in this notice may be revoked by the undersigned by a further notice in writing addressed to the Corporation and Sonic and delivered to the Transfer Agent.

     The undersigned acknowledges that if, as a result of solvency provisions of applicable law or otherwise, the Corporation fails to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require Sonic to purchase the unredeemed Retracted Shares.

     The undersigned hereby represents and warrants to the Corporation and Sonic that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Corporation or Sonic, as the case may be, free and clear of all Liens.


-------------  ------------------------------- ---------------------------------
(Date)              (Signature of Shareholder) (Guarantee of Signature)


[ ] Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder at the principal transfer office of _____________________________ (the "Transfer Agent") in __________, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent at its principal transfer office in Toronto. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.


-------------------------------------    ---------------------------------------
Name of Person in Whose Name             Date
Securities or Cheque(s) Are To Be
Registered, Issued or Delivered
(please print)


-------------------------------------    ---------------------------------------
Street Address or P.O. Box               Signature of Shareholder


-------------------------------------    ---------------------------------------
City-Province                            Signature Guaranteed by


NOTE: If the notice of retraction is for less than all of the share(s) represented by this certificate, a certificate representing the remaining shares of the Corporation will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such shares.